Exhibit 23.2

                       [LETTERHEAD OF MALONEBAILEY, LLP]


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation in this Registration Statement on Form S-1/A of our report dated February 2, 2013 with respect to the audited financial statements of Drimex, Inc. (a development stage company) as of December 31, 2012, and the period from August 10, 2012 (inception) through December 31, 2012.

We also consent to the references to us under the heading "Experts" in such Registration Statement.


/s/ MaloneBailey, LLP
--------------------------------
MaloneBailey, LLP
www.malone-bailey.com
Houston, Texas

April 19, 2013